UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

In response to the continued economic uncertainties and expected continuing consumer demand weakness in the first half of the year, on March 21, 2008, SiRF Technology Holdings, Inc. (“SiRF”) approved a corporate restructuring plan (“Plan”) that will include a reduction in force, the closing of two offices and the cancellation and reprioritizing of certain engineering projects.

The reduction in force will result in reducing SiRF’s headcount by approximately 7% by September 30, 2008 and employees were notified on March 24 and 25, 2008 of their planned termination. In addition, SiRF expects to close its office in Sweden and South San Francisco by the end of September 2008.

Under the Plan, SiRF will also cancel and reprioritize certain engineering projects. Although SiRF has made considerable progress on the development of its mobile TV technology, it has stopped further product development in the mobile TV space and will focus its efforts on its core business as the market for mobile TV has been slow to ramp up. The employees staffed on this project are not part of the reduction in workforce and will be reassigned to other projects.

SiRF expects to incur a total pre-tax restructuring charge in the range of $1.5 million to $2 million in 2008. This charge will include expenses related to the severance for terminated employees and other exit-related costs arising from contractual and other obligations, including leased facilities, impairment of assets and acceleration of stock compensation expense for escrowed shares issued in connection with the acquisition of Kisel Microelectronic, AB. Of the total restructuring charge, approximately $0.6 million to $1.0 million will be in cash expenditures.

The foregoing contains forward-looking statements regarding the timing of the restructuring plan and amount of related charges. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to, among other things, the Company’s ability to complete the restructuring. Actual results may differ materially from those in the forward-looking statements. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 7.01.	Regulation FD Disclosure

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 25, 2008, the Company issued a press release updating the Company’s expectations for revenue in the first quarter of 2008. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Michael Canning
Michael Canning
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 25, 2008.